EXHIBIT 99.7

Polar Wireless Corp. Completes Acquisition of Patent-Pending Technology, Appoints CFO and Expands Board of Directors

Richmond Hill, Ontario – June 23, 2011 - Polar Wireless Corp. (OTC BB: BCDI; Frankfurt: 62o) (the “Company”) is pleased to announce that it has completed the previously-announced acquisition of all of the outstanding common shares of 2230354 Ontario Inc. (“2230354”), a privately-held Ontario, Canada company that has developed a proprietary, patent-pending solution that reduces global roaming fees for GSM mobile handsets for Voice, Data and SMS.

The Polar chip solution (the “Polar SIM”) is a multifunctional miniature electronic device for mobile phones. It is a SIM card overlay that fits in a user’s cellular phone in conjunction with the main, mobile operator’s SIM card.  Management of the Company believes that the Polar SIM is the first travel SIM chip product that does not require users to change behavior.  Unlike other roaming or long distance calling solutions, the Company allows its subscribers to keep their existing mobile phone, phone number and dialing protocol while taking advantage of the Company’s discounted rates.

“The Polar team is happy to announce the completion of another milestone with the closing of the previously-announced amalgamation.  As Polar embarks on an exciting period of change and growth, we are focused on attracting a diverse range of leadership for our Board and management team.  Attracting the right talent to date has been critical to our success," said George Perlin, Chief Executive Officer of the Company.

The acquisition was effected by way of an amalgamation of 2230354 and a wholly-owned Ontario subsidiary of the Company. Pursuant to the amalgamation, shareholders of 2230354 received in the aggregate 12,000,000 Class A exchangeable shares of the amalgamated company (each of which is exchangeable for a share of common stock of the Company on a 1:1 basis), together with 789,474 Class B exchangeable shares of the amalgamated company (which will be exchangeable for shares of Series A preferred stock of the Company, with an aggregate redemption value of US$1,500,000). Based upon the number of shares of common stock of the Company currently outstanding, on exchange of all of the Class A exchangeable shares issued on closing, the former shareholders of 2230354 would hold 15% of the Company’s total issued and outstanding common stock.

Immediately following completion of the amalgamation transaction, Fraser Wray was appointed as the Company’s Chief Financial Officer and Bruce Bent, David Subotic and Fraser Wray were appointed as directors of the Company.

Mr. Wray has expertise related to all aspects of financial advisory services. He has completed numerous acquisitions, divestitures, restructurings and recapitalizations as a principal, advisor and as a senior officer of large multi-national corporations. He is a former senior executive of Magna International Inc. and the former president and Chief Executive Officer of Decoma International Inc. He has been on the boards of several automotive parts companies both private and public and is currently a partner in an injection molding company, Ritz Plastics, a transport/logistics company, Canamex Trucking Services Inc, a composite technology company, Innovative Composites Inc., and a real estate development company. Mr. Wray's creative and insightful skill sets related to acquisitions, divestitures, restructurings and recapitalizations are routinely called upon by a wide variety of large public and private corporations in Canada and the United States. Mr. Wray graduated with a Bachelor of Commerce from the University of Toronto and obtained a CA designation while employed by Ernst and Young.

Mr. Bent is President of MSW Developments Limited. Mr. Bent began his career in the construction and development business with Matthews Group Limited. During his tenure at Matthews, sales increased from $69 million to over $500 million as operations expanded both nationally and internationally, with offices added in the United States, Pakistan and Mexico. Mr. Bent has a successful track record of enhancing both top and bottom line performance through a clear, consistent focus on margin improvement, cost management and effective analysis of possible business opportunities.  After obtaining his Bachelor of Commerce Degree from the University of Manitoba in 1981, Mr. Bent articled with Coopers & Lybrand, obtaining his Chartered Accountants designation in 1984. He is a director and Chairman of the Audit and Corporate Governance Committee at Forterra Environmental Corp. He is also Chairman of the board of directors and Chief Financial Officer (Interim) of Axiotron Corp.

An accomplished trader and investment advisor, Mr. Subotic rose to prominence by consistently exceeding benchmark returns while working at leading Canadian investment firms Yorkton Securities and Haywood Securities. During this period, David also participated in more than US$2 billion in financings. While with Haywood, he increasingly focused on the gaming and hospitality sector and founded the international hospitality and development firm, Asian Coast Development (Canada) Ltd. (ACDL). Serving as the company’s initial Chief Executive Officer, Mr. Subotic was central to obtaining investment for ACDL’s US$4.2 billion Ho Tram Strip integrated resort development project in southern Vietnam, the first large-scale gambling license issued by the Vietnamese government. After positioning the Ho Tram Strip project for success, Mr. Subotic founded and serves as the Chief Executive Officer of DAS Capital. He has since spearheaded the implementation of successful trading and investment strategies focused respectively on leveraging directional market forces and capitalizing on undervalued assets with strong future growth and profit potential.

The Company had previously announced the acquisition of certain intellectual property from 2230354 in consideration for the issuance of 5,000,000 shares of common stock.  The amalgamation transaction superseded such transaction.

As part of the transaction, 210,526 shares of Series A preferred stock of the Company (with an aggregate redemption value of US$400,000) were issued to 2231470 Ontario Inc. on closing of the amalgamation transaction as a finder’s fee.

About Polar Wireless Corp.

The Company is a mobile virtual network operator (MVNO). The Company’s patent-pending solution is currently operable in over 213 countries providing what management believes to be the first global network solution for mobile users that reduces roaming surcharges while allowing users to maintain their home number and home carrier relationship. [Note – this is from the latest draft of the 8-K]

Safe Harbor Statement

Except for statements of historical fact contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties.  Forward-looking statements are based on information available to the Company’s management as of the date hereof, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions and include but are not limited to, the ability of the Company to raise additional capital to finance its operating activities, the effectiveness, profitability and marketability of its products, the future trading of its securities, the ability of the Company to operate as a public company, the period of time during which its current liquidity will enable the Company to fund its operations, its ability to protect its proprietary information, the general economic and business environment and conditions, the volatility of the operating results and financial condition of the Company, the ability to attract and retain qualified senior management personnel and research and development staff of the Company, and other risks and uncertainties disclosed in the filings of the Company with the Securities and Exchange Commission.

For further information, please contact:

George Perlin
President and Chief Executive Officer
(905) 881-8444